Exhibit 99.1

Aterian Reports Fourth Quarter & Full Year 2024 Results

Introduces Annual Guidance for 2025

Announces $3 Million Share Repurchase Program

SUMMIT, NEW JERSEY, March 18, 2025 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”), a technology-enabled consumer products company, today announced financial results for the fourth quarter and full year ended December 31, 2024.

“Aterian’s results for 2024 reflect our team’s success in executing a strategy to focus, stabilize, and simplify our operations in preparation for a resumption of growth and improved operating performance, ” said Arturo Rodriguez, Chief Executive Officer.

“Our decision to rationalize SKUs and focus on the Company’s six foundational brands generated material improvements in gross margin and contribution margin, and narrowed our losses significantly compared to 2023,” continued Mr. Rodriguez. “We improved our cash flow and working capital profile, reduced debt by more than $4.0 million, and right sized our inventory to focus on Aterian’s most profitable products. These initiatives created a momentum that we believe will carry into 2025. Despite tariffs, we are confident that in 2025, especially with our experienced and tenacious team, we will be able to generate higher revenues, achieve greater operating efficiency, and further improve our profit profile. Our growth will be driven by new product introductions beginning in the second quarter of 2025 and access to a broader base of consumers through our sales channel initiatives.”

Fourth Quarter 2024 Highlights

All comparisons are to the fourth quarter ended December 31, 2023

●

Net revenue was $24.6 million compared to $32.8 million, primarily reflecting the previously announced SKU rationalization designed to focus on the Company’s most profitable products, lower liquidation levels of high-cost inventory, and initial contributions from new product introductions.

●	Gross margin improved to 63.4% from 51.0%, reflecting the success of the above-referenced SKU rationalization and improved inventory profile.
●	Contribution margin improved to 19.4% from (0.8%).
●

Operating loss narrowed to ($1.6) million from an operating loss of ($8.2) million. Fourth quarter 2024 operating loss included ($1.1) million of non-cash stock compensation, while fourth quarter 2023 operating loss included ($1.6) million of non-cash stock compensation, a non-cash loss on impairment of an intangible of ($0.3) million and a reserve for barter credits of ($0.3).

●

Net loss improved to ($1.3) million from ($7.7) million. Fourth quarter 2024 net loss included ($1.1) million of non-cash stock compensation and a gain on fair value of warrant liability of $0.2 million, while fourth quarter 2023 net loss included a reserve for barter credits of ($0.3) million, ($1.6) million of non-cash stock compensation, a non-cash loss on impairment of an intangible of ($0.3) million.

●	Adjusted EBITDA loss improved to ($0.1) million from a loss of ($5.6) million.
●	Total cash balance at December 31, 2024 was $18.0 million, up from $16.1 million at September 30, 2024.
●	Cash flow from operations improved to break-even from cash used in operations of ($4.9) million for the three months ended December 31, 2023.

Full Year 2024 Highlights

All comparisons are to the full year ended December 31, 2023

●	Net revenue declined to $99.0 million from $142.6 million, reflecting the success of the SKU rationalization, improved inventory profile, and new product introductions.
●	Gross margin improved to 62.1% compared to 49.3% in 2023, primarily reflecting the success of the above-referenced SKU rationalization and improved inventory profile.
●	Contribution margin rose to 17.1% from 1.2% in 2023.
●

Operating loss improved to ($11.8) million from ($76.2) million in 2023. Full year 2024 operating loss included ($7.5) million of non-cash stock compensation, and restructuring costs of ($0.6) million, while full year 2023 operating loss included ($8.3) million of non-cash stock compensation, a non-cash loss on impairment of intangibles of ($39.7) million, restructuring costs of ($1.6) million and a reserve for barter credits of ($0.3).

●

Net loss narrowed to ($11.9) million from ($74.6) million in 2023. Full year 2024 net loss includes ($7.5) million of non-cash stock compensation, restructuring costs of ($0.6) million, and a gain on fair value of warrant liability of $0.9 million, while full year 2023 net loss included ($8.3) million of non-cash stock compensation, a non-cash loss on impairment of intangibles of ($39.7) million, restructuring costs of ($1.6) million, a gain on fair value of warrant liability of $2.4 million, and a reserve on barter credits of ($0.3) million.

●	Adjusted EBITDA loss improved to ($2.1) million from a loss of ($22.3) million in 2023.
●	Total cash balance at December 31, 2024 was $18.0 million, down from $20.0 million at December 31, 2023.
●	Cash flow from operations improved to $2.2 million from cash used in operations of ($13.4) million for the year ended December 31, 2023.

2025 Outlook

For fiscal year 2025, taking into account the current global environment and impact of recently announced tariffs, the Company believes that net revenue will be between $104 million and $106 million, an increase of between 5% and 7% from net revenue of $99.0 million 2024. When considering approximately $4 million of net sales in 2024 related to discontinued SKUs, net revenue in 2025 is expected to increase on a pro forma basis by 9% to 12%.

The Company expects 2025 annual Adjusted EBITDA to be essentially break-even compared to an Adjusted EBITDA loss of $(2.1) million in 2024, reflecting the success of the Company’s business improvement initiatives, offset by the impacts of recently announced tariffs.

Josh Feldman, Chief Financial Officer commented, “We continue to monitor the tariff situation and its potential impact on our operations and outlook. We have already taken steps that we believe will mitigate the negative effects of tariffs in 2025, and are prepared to take further action as necessary. With the support of an exceptional team, an inherent agility, and strong balance sheet, we remain confident in our ability to successfully and proactively navigate these challenges while remaining focused on long-term growth and profitability.”

Share Repurchase Plan

As announced earlier today, the Company’s Board of Directors has authorized a share repurchase program of up to $3.0 million of the Company’s common stock for a period of two years ending March 18, 2027.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures” section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we expect to report a net loss for the years ending December 31, 2024 and December 31, 2025 due primarily to our operating losses, which includes stock-based compensation expense, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, March 18, 2025, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (800) 715-9871 and participants from outside the U.S. should dial (646) 307-1963 and ask to be joined into the Aterian, Inc. call or use conference ID 3432648. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the investors section of the Aterian corporate website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon, Walmart and Target in the U.S. and on its own direct to consumer websites. Our primary brands include Squatty Potty, hOmeLabs, Mueller Living, Pursteam, Healing Solutions and Photo Paper Direct.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our projected net revenue and adjusted EBITDA for 2025, our guidance for 2025 and the current global environment and inflation. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to maintain Amazon’s Prime badge on our seller accounts or reinstate the Prime badge in the event of any removal of such badge by Amazon; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

The Equity Group

Devin Sullivan

Managing Director

dsullivan@equityny.com

Conor Rodriguez

Associate

crodriguez@equityny.com

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2023	December 31, 2024
ASSETS
Current assets
Cash	$20,023	$17,998
Accounts receivable, net	4,225	3,782
Inventory	20,390	13,749
Prepaid and other current assets	4,998	3,190
Total current assets	49,636	38,719
Property and equipment, net	775	685
Intangibles, net	11,320	9,757
Other non-current assets	138	381
Total assets	$61,869	$49,542
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Credit facility	$11,098	$6,948
Accounts payable	4,190	3,080
Seller notes	1,049	466
Accrued and other current liabilities	9,110	8,804
Total current liabilities	25,447	19,298
Other liabilities	391	227
Total liabilities	25,838	19,525
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 7,508,246 and 8,750,741 shares outstanding at December 31, 2023 and December 31, 2024, respectively(*)	9	9
Additional paid-in capital	736,675	742,591
Accumulated deficit	(699,815)	(711,677)
Accumulated other comprehensive loss	(838)	(906)
Total stockholders’ equity	36,031	30,017
Total liabilities and stockholders' equity	$61,869	$49,542

(*) The number of shares and per share amounts have been retroactively restated to reflect the one for twelve (1 for 12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Net revenue	$32,754	$24,607	$142,566	$99,045
Cost of goods sold	16,045	9,000	72,281	37,550
Gross profit	16,709	15,607	70,285	61,495
Operating expenses:
Sales and distribution	20,207	13,692	81,911	55,979
Research and development	808	—	4,616	—
General and administrative	3,654	3,527	20,220	17,339
Impairment loss on intangibles	283	—	39,728	—
Total operating expenses	24,952	17,219	146,475	73,318
Operating loss	(8,243)	(1,612)	(76,190)	(11,823)
Interest expense, net	345	209	1,421	949
Change in fair value of warrant liabilities	(30)	(194)	(2,440)	(924)
Other expense, net	158	(215)	260	61
Loss before income taxes	(8,716)	(1,412)	(75,431)	(11,909)
Benefit for income taxes	(1,009)	(113)	(867)	(47)
Net loss	$(7,707)	$(1,299)	$(74,564)	$(11,862)
Net loss per share, basic and diluted	$(1.16)	$(0.18)	$(11.43)	$(1.68)
Weighted-average number of shares outstanding, basic and diluted(*)	6,622,540	7,343,880	6,524,589	7,069,404

(*) The number of shares and per share amounts have been retroactively restated to reflect the one-for-twelve (1-for-12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statement of Cash Flows

(in thousands, except share and per share data)

	Year Ended December 31,
	2023	2024
OPERATING ACTIVITIES:
Net loss	$(74,564)	$(11,862)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,886	1,689
(Recovery) provision for sales returns	(413)	57
Amortization of deferred financing cost and debt discounts	429	198
Stock-based compensation	8,336	7,510
Change in deferred tax expense	(1,153)	(5)
Change in inventory provisions	(3,149)	(2,738)
Change in fair value of warrant liabilities	(2,440)	(924)
Impairment loss on intangibles	39,728	—
Provision for barter credits	323	—
Allowance for credit losses	85	16
Changes in assets and liabilities:
Accounts receivable	205	427
Inventory	26,426	9,378
Prepaid and other current assets	2,597	762
Accounts payable, accrued and other liabilities	(13,684)	(2,343)
Cash (used in) provided by operating activities	(13,388)	2,165
INVESTING ACTIVITIES:
Purchase of fixed assets	(119)	(42)
Purchase of Step and Go assets	(125)	—
Purchase of minority equity investment	—	(200)
Cash used in investing activities	(244)	(242)
FINANCING ACTIVITIES:
Repayments on seller notes	(668)	(633)
Borrowings from MidCap credit facilities	79,806	60,866
Repayments for MidCap credit facilities	(90,190)	(65,165)
Insurance obligation payments	(1,042)	(682)
Insurance financing proceeds	986	700
Cash used in financing activities	(11,108)	(4,914)
Foreign currency effect on cash, cash equivalents, and restricted cash	306	(61)
Net change in cash and restricted cash for the year	(24,434)	(3,052)
Cash and restricted cash at beginning of year	46,629	22,195
Cash and restricted cash at end of year	$22,195	$19,143
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	20,023	17,998
Restricted cash—Prepaid and other current assets	2,043	1,015
Restricted cash—Other non-current assets	129	130
TOTAL CASH AND RESTRICTED CASH	$22,195	$19,143

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,718	$1,141
Cash paid for taxes	$94	$152
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$321	$620
Non-cash minority equity investment	$—	$50

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less amortization of inventory step-up from acquisitions (included in cost of goods sold), reserve on barter credits and e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of warrant liability, impairment on intangibles, restructuring expenses, reserve on barter credits, and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”), and the reserve for barter credits to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

●	our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;
●	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
●

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

●	changes in cash requirements for our working capital needs; or
●	changes in fair value of warrant liabilities

Additionally, Adjusted EBITDA excludes non-cash expense for stock-based compensation, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

●	general and administrative expense necessary to operate our business;
●	research and development expenses necessary for the development, operation and support of our software platform;
●	the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or
●	changes in fair value warrant liabilities

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31.
	2023	2024	2023	2024
	(in thousands, except percentages)
Gross Profit	$16,709	$15,607	$70,285	$61,495
Less:
Reserve on barter credits	323	—	323	—
E-commerce platform commissions, online advertising, selling and logistics expenses	(17,293)	(10,844)	(68,864)	(44,553)
Contribution margin	$(261)	$4,763	$1,744	$16,942
Gross Profit as a percentage of net revenue	51.0%	63.4%	49.3%	62.1%
Contribution margin as a percentage of net revenue	(0.8)%	19.4%	1.2%	17.1%

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
	(in thousands, except percentages)
Net loss	$(7,707)	$(1,299)	$(74,564)	$(11,862)
Add:
Benefit for income taxes	(1,009)	(113)	(867)	(47)
Interest expense, net	345	209	1,421	949
Depreciation and amortization	469	410	3,886	1,689
EBITDA	(7,902)	(793)	(70,124)	(9,271)
Other expense, net	158	(215)	260	61
Impairment loss on intangibles	283	—	39,728	—
Change in fair market value of warrant liabilities	(30)	(194)	(2,440)	(924)
Reserve on barter credits	323	—	323	—
Restructuring expense	—	—	1,633	565
Stock-based compensation expense	1,564	1,116	8,336	7,510
Adjusted EBITDA	$(5,604)	$(86)	$(22,284)	$(2,059)
Net loss as a percentage of net revenue	(23.5)%	(5.3)%	(52.3)%	(12.0)%
Adjusted EBITDA as a percentage of net revenue	(17.1)%	(0.3)%	(15.6)%	(2.1)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.         Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our fourth quarter and full year 2023 and 2024 results of operations by our product phases (in thousands):

	Three months ended December 31, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$25,175	$390	$7,189	$—	$—	$32,754
Cost of goods sold	10,457	114	5,474	—	—	16,045
Gross profit	14,718	276	1,715	—	—	16,709
Operating expenses:
Sales and distribution expenses	12,973	263	4,056	2,567	348	20,207
Research and development	—	—	—	528	280	808
General and administrative	—	—	—	2,717	937	3,654
Impairment loss on intangibles	—	—	—	283	—	283

	Three months ended December 31, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$23,332	$347	$928	$—	$—	$24,607
Cost of goods sold	8,536	143	321	—	—	9,000
Gross profit	14,796	204	607	—	—	15,607
Operating expenses:
Sales and distribution expenses	9,965	309	570	2,767	81	13,692
General and administrative	—	—	—	2,492	1,035	3,527

	Year-ended December 31, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$114,919	$959	$26,688	$—	$—	$142,566
Cost of goods sold	53,139	455	18,687	—	—	72,281
Gross profit	61,780	504	8,001	—	—	70,285
Operating expenses:
Sales and distribution expenses	53,442	603	14,820	10,607	2,439	81,911
Research and development	—	—	—	3,202	1,414	4,616
General and administrative	—	—	—	15,737	4,483	20,220
Impairment loss on intangibles	—	—	—	39,728	—	39,728

	Year-ended December 31, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$92,542	$1,829	$4,674	$—	$—	$99,045
Cost of goods sold	35,012	651	1,887	—	—	37,550
Gross profit	57,530	1,178	2,787	—	—	61,495
Operating expenses:
Sales and distribution expenses	40,353	1,087	3,113	9,643	1,783	55,979
General and administrative	—	—	—	11,612	5,727	17,339